Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2009 Performance Update

The Frontier Fund Supplement Dated July 16, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 2 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	June 30, 2009	June 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-2	-2.41%	-1.83%	$139.84
Balanced Series-2a	-2.46%	-2.12%	$118.73
Campbell/Graham/Tiverton Series-2	-3.93%	-6.33%	$116.29
Currency Series-2	-1.05%	-7.38%	$101.24
Long/Short Commodity Series-2	-1.77%	10.29%	$120.52
Winton/Graham Series-2	-3.18%	-6.99%	$122.30
Winton Series-2	-1.48%	-8.60%	$128.00
Long Only Commodity Series-2	-0.27%	7.92%	$80.35
Managed Futures Index Series-2	-1.89%	-7.74%	$128.89

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,311,720.70)
Unrealized trading gain/(loss)			1,363,041.69
Less: commissions			(71,982.17)
Less: FCM fees			(32,526.57)
Foreign currency gain/(loss)			4,509.11
Interest income			14,077.44

Total Income			(2,034,601.20)

EXPENSES

Management fees			39,357.91
Incentive fees			75,517.49

Total Expenses			114,875.40

Net Income (Loss)			$(2,149,476.60)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	620,056.00785	$88,850,336.94	143.29
Current month additions	3,985.15816	572,750.00
Current month redemptions	(4,130.95538)	(585,583.04)
Net Income (loss) for current month		(2,149,476.60)

Net Asset Value, end of current month	619,910.21063	$86,688,027.30	139.84

	Monthly rate of return		-2.41%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(135,293.91)
Unrealized trading gain/(loss)			55,804.97
Less: commissions			(2,943.79)
Less: FCM fees			(1,325.39)
Foreign currency gain/(loss)			184.10
Interest income			3,497.17

Total Income			(80,076.85)

EXPENSES

Trading Fee			4,342.07
Management fees			1,888.87
Incentive fees			3,105.45

Total Expenses			9,336.39

Net Income (Loss)			$(89,413.24)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	29,853.08214	$3,633,656.89	121.72
Current month additions	82.54888	10,000.00
Current month redemptions	—	—
Net Income (loss) for current month		(89,413.24)

Net Asset Value, end of current month	29,935.63102	$3,554,243.65	118.73

	Monthly rate of return		-2.46%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(114,579.43)
Unrealized trading gain/(loss)			(281,584.79)
Less: commissions			(4,067.68)
Less: FCM fees			(4,748.23)
Foreign currency gain/(loss)			864.09
Interest income			1,822.01

Total Income			(402,294.03)

EXPENSES

Management fees			24,941.13
Incentive fees			(3,197.05)

Total Expenses			21,744.08

Net Income (Loss)			$(424,038.11)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	89,517.21219	$10,835,113.12	121.04
Current month additions	—	—
Current month redemptions	(430.81413)	(51,413.38)
Net Income (loss) for current month		(424,038.11)

Net Asset Value, end of current month	89,086.39806	$10,359,661.63	116.29

	Monthly rate of return		-3.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$5,616.88
Unrealized trading gain/(loss)			(171,072.80)
Net change in inter-series payables			144,787.55
Less: FCM fees			(6,947.36)
Interest income			7,050.80

Total Income			(20,564.93)

EXPENSES

Management fees			7,891.37
Incentive fees			—

Total Expenses			7,891.37

Net Income (Loss)			$(28,456.30)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,335.72974	$2,694,584.18	102.32
Current month additions	59.86118	6,125.00
Current month redemptions	—	—
Net Income (loss) for current month		(28,456.30)

Net Asset Value, end of current month	26,395.59092	$2,672,252.88	101.24

	Monthly rate of return		-1.05%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$155,033.43
Unrealized trading gain/(loss)			(378,860.94)
Less: commissions			(15,998.14)
Less: FCM fees			(6,760.12)
Foreign currency gain/(loss)			(62.29)
Interest income			21,363.48

Total Income			(225,284.58)
EXPENSES

Management fees			57,968.68
Incentive fees			(11,577.32)

Total Expenses			46,391.36

Net Income (Loss)			$(271,675.94)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	123,490.05440	$15,151,954.78	122.70
Current month additions	570.39728	70,725.00
Current month redemptions	(2,107.28963)	(253,072.49)
Net Income (loss) for current month		(271,675.94)

Net Asset Value, end of current month	121,953.16205	$14,697,931.35	120.52

	Monthly rate of return		-1.77%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(127,775.29)
Unrealized trading gain/(loss)			(264,239.56)
Less: commissions			(5,562.09)
Less: FCM fees			(5,970.74)
Foreign currency gain/(loss)			571.12
Interest income			2,829.75

Total Income			(400,146.81)

EXPENSES

Management fees			30,275.43
Incentive fees			(46.88)

Total Expenses			30,228.55

Net Income (Loss)			$(430,375.36)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	107,829.03822	$13,620,557.31	126.32
Current month additions	—	—
Current month redemptions	(1,080.44334)	(134,920.43)
Net Income (loss) for current month		(430,375.36)

Net Asset Value, end of current month	106,748.59488	$13,055,261.52	122.30

	Monthly rate of return		-3.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(225,580.06)
Unrealized trading gain/(loss)			88,965.93
Less: commissions			(1,138.58)
Less: FCM fees			(4,766.28)
Foreign currency gain/(loss)			383.90
Interest income			1,480.77

Total Income			(140,654.32)

EXPENSES

Management fees			19,785.92
Incentive fees			—

Total Expenses			19,785.92

Net Income (Loss)			$(160,440.24)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	83,439.67918	$10,840,730.99	129.92
Current month additions	—	—
Current month redemptions	(185.20673)	(23,526.32)
Net Income (loss) for current month		(160,440.24)

Net Asset Value, end of current month	83,254.47245	$10,656,764.43	128.00

	Monthly rate of return		-1.48%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,070.47)
Unrealized trading gain/(loss)			(521.36)
Less: commissions			—
Less: FCM fees			(370.58)
Foreign currency gain/(loss)			—
Interest income			1,187.49

Total Income			(774.92)

EXPENSES

Management fees			917.46
Incentive fees			—

Total Expenses			917.46

Net Income (Loss)			$(1,692.38)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	11,078.00874	$892,575.98	80.57
Current month additions	—	—
Current month redemptions	(434.64919)	(35,644.67)
Net Income (loss) for current month		(1,692.38)

Net Asset Value, end of current month	10,643.35955	$855,238.93	80.35

	Monthly rate of return		-0.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$40,688.91
Unrealized trading gain/(loss)			(82,895.35)
Less: commissions			(440.05)
Less: FCM fees			(1,047.05)
Foreign currency gain/(loss)			(64.45)
Interest income			3,183.59

Total Income			(40,574.40)

EXPENSES

Management fees			3,650.66
Incentive fees			—

Total Expenses			3,650.66

Net Income (Loss)			$(44,225.06)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,783.74481	$2,336,330.85	131.37
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		(44,225.06)

Net Asset Value, end of current month	17,783.74481	$2,292,105.79	128.89

	Monthly rate of return		-1.89%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 2